Exhibit 99.1

Form 4 Joint Filer Information

Name:	MMF LT, LLC
Address:	11 Times Square, 39th Floor New York, NY 10036
Date of Event Requiring Statement:	04/29/2024

Name:	Moore Global Investments, LLC
Address:	11 Times Square, 39th Floor New York, NY 10036
Date of Event Requiring Statement:	04/29/2024

Name:	Moore Capital Advisors, L.L.C.
Address:	11 Times Square, 39th Floor New York, NY 10036
Date of Event Requiring Statement:	04/29/2024

Name:	Louis M. Bacon
Address:	11 Times Square, 39th Floor New York, NY 10036
Date of Event Requiring Statement:	04/29/2024